EXHIBIT 24.0
DIRECTORS AND CERTAIN OFFICERS OF
PFGI CAPITAL CORPORATION
ANNUAL REPORT ON FORM 10-K
POWER OF ATTORNEY
The undersigned directors and officers of PFGI Capital Corporation, a Maryland corporation (the “Corporation”) which anticipates filing an Annual Report on Form 10-K for the Corporation’s fiscal year ended December 31, 2007 with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, hereby constitute and appoint Susan M. Kinsey and Linda K. Erkkila, and each of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to sign in the capacities indicated below, said Form 10-K, and any and all amendments and exhibits thereto, or other documents to be filed with, or submitted to, the Securities and Exchange Commission pertaining thereto, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, hereby ratifying and approving the acts of said attorneys, and any of them, and any such substitute.
     EXECUTED as of January 18, 2008.

/s/ James T. Berry	Director
James T. Berry

/s/ Scott L. Saari	Director, Vice President
Scott L. Saari

/s/ Linda K. Erkkila	Director, Secretary
Linda K. Erkkila

/s/ Dett P. Hunter Dett P. Hunter	Director

/s/ Daniel J. DeMoss	Director, Vice President and Assistant Secretary
Daniel J. DeMoss

/s/ Susan M. Kinsey	Director, President (Principal Executive Officer)
Susan M. Kinsey

/s/ Doris M. Malinowski	Director, Chief Financial Officers and Treasurer
Doris M. Malinowski	(Principal Financial Officer and Principal Accounting Officer)

/s/ J. David Rosenberg	Director
J. David Rosenberg

/s/ John E. Rubenbauer	Director
John E. Rubenbauer

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